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                                                                      EXHIBIT 15

                    FORM OF AMENDMENT TO WARRANT CERTIFICATE
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          Pursuant to resolution of the Board of Directors of AST Research,
Inc., a Delaware corporation (the "Company"), dated February 27, 1995, that certain AST Research, Inc. Warrant Certificate, issued by the Company to
[       ] (the "Warrant Holder") as of [       ] (the "Warrant Certificate")
is hereby amended, effective as of the date hereof, by adding the following sentence to the end of Section 5.1 thereof:

          Notwithstanding the foregoing, the provisions of this Section 5 shall not apply with respect to any Change in Control that may occur in connection with (i) the transactions contemplated by that certain Stock Purchase Agreement, Dated As Of February 27, 1995, By And Between the Company and Samsung Electronics Company, Ltd. ("Samsung"), as the same may be amended pursuant to the terms thereof (the "Stock Purchase Agreement") or (ii) subject to the proviso to this sentence, the acquisition of Beneficial Ownership of Voting Stock by Samsung and/or its Affiliates in transactions permitted by the Stockholder Agreement; provided, however, that the provisions of this Section 5
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          shall apply in the event Samsung and/or its Affiliates should at any time and by whatever means acquire, in the aggregate, Beneficial Ownership of more than 49.9% of the Voting Stock of the Company, and the transaction(s) whereby any such acquisition of Beneficial Ownership of more than 49.9% of the Voting Stock of the Company occurs shall constitute a Change in Control for purposes of this Section 5. Capitalized terms used without definition in this Section 5 shall have the meanings provided in the Stock Purchase Agreement.
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          IN WITNESS WHEREOF, the Company and the Warrant Holder have executed this Amendment to Warrant Certificate as of the 27th day of February, 1995.

WARRANT HOLDER:                             AST RESEARCH, INC.


                                            By:
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[              ]
                                                 Name:
                                                        ---------------

                                                 Title:
                                                        ---------------

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